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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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New money market fund, upcoming proxy vote, and FAQ

April 29, 2009

Tab 1: New fund

A new money market fund
Capital Research and Management CompanySM (CRMC), the investment adviser to American Funds, will introduce a new money market fund called American Funds Money Market FundSM to investors on May 1.

The new fund combines the investment strategies of two of our existing money market funds — The Cash Management Trust of America® and The U.S. Treasury Money Fund of AmericaSM.

CRMC is currently reimbursing some expenses of The Cash Management Trust of America and The U.S. Treasury Money Fund of America with the goal of maintaining a $1.00 a share NAV. In the current low interest rate environment, CRMC will reimburse some expenses of the new fund.

For more information about American Funds Money Market Fund, please contact your financial adviser or read the prospectus.

Investors should carefully consider the investment objectives, risks, charges and expenses of the American Funds Insurance Series, American Legacy variable annuities, and/or the American Funds. This and other important information is contained in the prospectuses, which can be obtained from your financial professional and should be read carefully before investing.

Tab 2: Proxy vote

Proxy vote for money market funds
Shareholders of three of our funds – The Cash Management Trust of America®, The U.S. Treasury Money Fund of AmericaSM, and The Tax-Exempt Money Fund of AmericaSM – will receive proxy materials in early May.

The Cash Management Trust of America and The U.S. Treasury Money Fund of America’s combined proxy statement/prospectus and proxy card will request that shareholders approve the merger of the funds into American Funds Money Market FundSM (MMF). The Tax-Exempt Money Fund of America proxy statement and proxy card will request shareholders approve the conversion of The Tax-Exempt Money Fund of America into a short-term, tax-exempt bond fund.

Votes may be submitted online <link to: www.proxy-direct.com> or by telephone at 866/241-6192 after you receive your proxy card, using the proxy control number located on the card.

Information to keep in mind:

•	Every share in each fund is equal to one vote. However, shareholders need to vote each proxy card only once to have all shares counted.

•
If shareholders do not approve the merger proposal for The Cash Management Trust of America or The U.S. Treasury Money Fund of America or the conversion proposal for The Tax-Exempt Money Fund of America, the Board of Trustees of each fund will consider a number of options, including liquidation of the particular fund.

•	The Board of Trustees of each fund recommends approving the fund’s proposal(s).

•
American Funds Money Market Fund has the same investment adviser as The Cash Management Trust of America and The U.S. Treasury Money Fund of America. Similarly, the investment adviser for The Tax-Exempt Money Fund of America will not change if the conversion proposal is approved.

•
American Funds Money Market Fund’s expense structure is comparable with that of The Cash Management Trust of America and The U.S. Treasury Money Fund of America. After the conversion, the new short term, tax-exempt bond fund will have a similar cost structure to that of The Tax-Exempt Money Fund of America. However, consistent with other American Funds bond funds, after the conversion Class A shares of the short term, tax-exempt bond fund will be subject to an initial sales charge.

In addition to converting the fund into a short-term, tax-exempt bond fund, shareholders of The Tax-Exempt Money Fund of America are being asked to:

•	elect trustees of the fund

•	approve the reorganization of the fund from a Massachusetts business trust to a Delaware statutory trust

•	approve amendments to the fund’s fundamental investment policies to provide the fund’s investment managers more flexibility to react to market conditions

•	approve the elimination of certain of the fund’s fundamental investment policies

Shareholders are encouraged to participate in the proxy vote as soon as possible.

Vote here or call 866/241-6192.
<link to: www.proxy-direct.com>

View the prospectus for American Funds Money Market Funds.

This document is not an offer to sell and is not soliciting an offer to buy any securities of the funds. Shareholders of each fund are encouraged to read the applicable proxy statement when it becomes available as it contains important information regarding the proposed transactions.  Shareholders will be mailed a proxy statement and proxy ballot and may obtain the proxy statement, and other relevant documents, for free on the SEC’s website at sec.gov.  For The Cash Management Trust of America and The U.S. Treasury Money Fund of America, the proxy statement and other information may be found under the filings for American Funds Money Market Fund.  You may also request a complimentary copy of the proxy statement by calling American Funds Service Company at 800/421-0180 or writing to the secretary of the funds at 333 South Hope Street, Los Angeles, California, 90071.

Investors should carefully consider the investment objectives, risks, charges and expenses of the American Funds Insurance Series, American Legacy variable annuities, and/or the American Funds. This and other important information is contained in the prospectuses, which can be obtained from your financial professional and should be read carefully before investing.

Tab 3: FAQ

Money market funds and upcoming proxy votes FAQ

On this page:
•	General FAQ
•	The Cash Management Trust of America and The U.S. Treasury Money Fund of America fund merger FAQ
•	The Tax-Exempt Money Fund of America FAQ

General FAQ

1.	Why am I being asked to vote?
2.	What percentage of shareholders must vote for the merger in order for it to be approved?
3.	How do I vote my shares?
4.	Why is it important that I vote?
5.	When will voting results be available?
6.	Can shareholders with existing accounts in any of the affected funds continue to make investments in these funds?
7.	Will shareholders have access to their money during the funds’ transitions?
8.	Will automatic deposits or withdrawals carry over after the funds’ transitions?
9.	Will there be any tax consequences?

The following FAQ may be helpful to shareholders of The Cash Management Trust of America®, The U.S. Treasury Money Fund of AmericaSM and/or The Tax-Exempt Money Fund of AmericaSM:

1. Q: Why am I being asked to vote?

A: You were a shareholder of The Cash Management Trust of America, The U.S. Treasury Money Fund of America and/or The Tax-Exempt Money Fund of America on April 17, 2009, the record date for each fund, and the proposals require shareholder approval.

2. Q: What percentage of shareholders must vote for the merger in order for it to be approved?

A: For the merger proposal for The Cash Management Trust of America and The U.S. Treasury Money Fund of America, 50% of the outstanding shares of each fund must vote in favor of the measure in order for it to pass for that fund.

For The Tax-Exempt Money Fund of America’s conversion proposal and changes to the fund’s fundamental policies, a 1940 Act majority is required (this requires 50% of the outstanding shares of the fund to have voted, and a vote in favor of the proposal by the lesser of (i) 67% of shares voting and (ii) 50% of the total outstanding shares of the fund). For The Tax-Exempt Money Fund of America’s proposal to reorganize from a Massachusetts business trust to a Delaware statutory trust, a vote of 50% of the outstanding shares of the fund is required.

3. Q: How do I vote my shares?

A: You can vote online, by phone, by mail or in person. We encourage you to vote early online or by phone.

To vote online <link to: www.proxy-direct.com> or by calling 866/241-6192, you will need to have the access number shown on the proxy card you receive in the mail.

To vote by mail, please vote, sign and date the proxy card, and then return the proxy card in the postage-paid envelope.

4. Q: Why is it important that I vote?
A: It is very important that all shareholders cast their votes in order to have a sufficient number of votes at the June 15 shareholder meeting. Lacking a sufficient number of votes on June 15, the meeting will be adjourned and voting will continue. This will increase expenses to the fund.

5. Q: When will voting results be available?
A: We will make the results available online as soon as possible.

6. Q: Can shareholders with existing accounts in any of the affected funds continue to make investments in these funds?

A: Yes. A current shareholder in any of the affected funds can continue to invest in the funds until the transitions are completed.

7. Q: Will shareholders have access to their money during the funds’ transitions?

A: We expect investors to have access to their accounts during the transitions.

8. Q: Will automatic deposits or withdrawals carry over after the funds’ transitions?

A: Yes. All automatic investment and withdrawal programs will carry over to the new funds.

9. Q: Will there be any tax consequences?

A: We expect the mergers to be tax-free exchanges and have no tax consequences for shareholders.

The Cash Management Trust of America and The U.S. Treasury Money Fund of America fund merger FAQ

1.	What are the advantages of merging The Cash Management Trust of America and The U.S. Treasury Money Fund of America into the new American Funds Money Market Fund?

2.	When will the merger of The Cash Management Trust of America and The U.S. Treasury Money Fund of America into the new American Funds Money Market Fund take place?
3.	Will shareholders be able to write checks on the new fund?

4.	Will shareholders be able to continue using The Cash Management Trust of America and The U.S. Treasury Money Fund of America checks or will they have to order new checks?
5.	Will checks written on The Cash Management Trust of America that have not cleared prior to the merger be honored by the new fund?

The following FAQ may be helpful to shareholders of The Cash Management Trust of America and The U.S. Treasury Money Fund of America:

1. Q: What are the advantages of merging The Cash Management Trust of America and The U.S. Treasury Money Fund of America into the new American Funds Money Market Fund?

A: The new American Funds Money Market Fund is designed to balance interest rate and credit risk. The new fund combines some of the investment strategies of The Cash Management Trust of America and The U.S. Treasury Money Fund of America. With its introduction we do not see the need to offer three taxable money market funds.

2. Q: When will the merger of The Cash Management Trust of America and The U.S. Treasury Money Fund of America into the new American Funds Money Market Fund take place?

A: The merger will occur shortly after shareholders have approved the merger proposal. We expect the final votes to be counted by late June or early July.

3. Q: Will shareholders be able to write checks on the new fund?

A: Yes. American Funds Money Market Fund will offer check-writing privileges. Investors can also redeem shares electronically.

4. Q: Will shareholders be able to continue using The Cash Management Trust of America and The U.S. Treasury Money Fund of America checks or will they have to order new checks?
A: We will proactively order the first set of American Funds Money Market Fund checks for shareholders when The Cash Management Trust of America and The U.S. Treasury Money Fund of America merge into American Funds Money Market Fund. Shareholders must immediately begin using the new checks for American Funds Money Market Fund. You can order additional books of checks online by logging in and clicking on “Services for this account.” Or you can call us at 800/421-0180.

5. Q: Will checks written on The Cash Management Trust of America that have not cleared prior to the merger be honored by the new fund?

A: Yes. Checks written on The Cash Management Trust of America and The U.S. Treasury Money Fund of America accounts will automatically be honored after the merger is completed.

The Tax-Exempt Money Fund of America FAQ

1.	What are the advantages of the proposed conversion?
2.	When will the conversion take place?
3.	Will investors pay a sales charge on new investments if the conversion is approved?
4.	Will my investment be covered by the U.S. Treasury Department’s Temporary Guarantee Program for Money Market Funds after the reorganization and conversion?
5.	Will shareholders be able to write checks on the new fund?
6.	Will checks that have been written but have not cleared before the conversion be honored?
7.	Why does the board want to change the fund to a Delaware statutory trust from a Massachusetts business trust?
8.	Will the value of my investment change if the fund becomes a Delaware statutory trust?
9.	Will the investment manager be the same if the fund becomes a Delaware statutory trust?

The following FAQ may be helpful to shareholders of The Tax-Exempt Money Fund of America:

1. Q: What are the advantages of the proposed conversion?

A: If the conversion is approved, the fund’s investment adviser will have more flexibility when choosing investments for the fund’s portfolio.

2. Q: When will the conversion take place?

A: If the conversion is approved by shareholders, we anticipate the fund would convert in the summer of 2009.

3. Q: Will investors pay a sales charge on new investments if the conversion is approved?

A: Class A shares of the fund will be subject to an initial sales charge consistent with The Short-Term Bond Fund of AmericaSM.

4. Q: Will my investment be covered by the U.S. Treasury Department’s Temporary Guarantee Program for Money Market Funds after the reorganization and conversion?

A: No. If the conversion is approved, the fund will no longer be a money market fund and, thus, will no longer be eligible for coverage.

5. Q: Will shareholders be able to write checks on the new fund?

A: The converted fund will not offer check-writing privileges.

6. Q: Will checks that have been written but have not cleared before the conversion be honored?

After the conversion, check-writing will no longer be available. Checks that are in process will be honored.

7. Q: Why does the board want to change the fund to a Delaware statutory trust from a Massachusetts business trust?

A: There are many advantages of a Delaware statutory trust over a Massachusetts business trust, including flexibility to react to market conditions and certainty about the limitation of liability for shareholders.

8. Q: Will the value of my investment change if the fund becomes a Delaware statutory trust?

A: The dollar value of your investment will be the same regardless of whether the fund is a Delaware statutory trust or a Massachusetts business trust. However, the reorganization will be completed by a 1 for 10 reverse stock split, so you will have fewer shares after the reorganization. This is so that the initial net asset value per share of the fund will be $10. While the value of your investment will be the same immediately after the reorganization, the value may fluctuate over time.

9. Q: Will the investment manager be the same if the fund becomes a Delaware statutory trust?

A: Yes. Changing from a Massachusetts business trust to a Delaware statutory trust will not affect who manages the fund. Capital Research and Management Company will continue to manage the fund.

This document is not an offer to sell and is not soliciting an offer to buy any securities of the funds. Shareholders of each fund are encouraged to read the applicable proxy statement when it becomes available as it contains important information regarding the proposed transactions.  Shareholders will be mailed a proxy statement and proxy ballot and may obtain the proxy statement, and other relevant documents, for free on the SEC’s website at sec.gov.  For The Cash Management Trust of America and The U.S. Treasury Money Fund of America, the proxy statement and other information may be found under the filings for American Funds Money Market Fund.  You may also request a complimentary copy of the proxy statement by calling American Funds Service Company at 800/421-0180 or writing to the secretary of the funds at 333 South Hope Street, Los Angeles, California, 90071.

Investors should carefully consider the investment objectives, risks, charges and expenses of the American Funds Insurance Series, American Legacy variable annuities, and/or the American Funds. This and other important information is contained in the prospectuses, which can be obtained from your financial professional and should be read carefully before investing.